AS FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION ON JUNE 28, 1999
                                    Registration No. 333-________

        SECURITIES AND EXCHANGE COMMISSION
              Washington, D.C. 20549

                     Form S-3
              REGISTRATION STATEMENT
                      Under
            THE SECURITIES ACT OF 1933


           ARROW FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

                     New York
             (State of Incorporation)

                    22-2448962
     (I.R.S. Employer Identification Number)

                 250 Glen Street
           Glens Falls, New York 12801
                  (518) 745-1000
(Address and telephone number of Registrant's principal executive offices)

                  Thomas L. Hoy
      President and Chief Executive Officer
          Arrow Financial Corporation
                250 Glen Street
          Glens Falls, New York 12801
                 (518) 745-1000
(Name, address and telephone number of agent for service)
            _______________________

                   Copies to:
            Thomas B. Kinsock, Esq.
          Stinson, Mag & Fizzell, P.C.
       100 South Fourth Street, Suite 700
              St. Louis, MO 63102


     Approximate date of commencement of proposed sale to the public:
     As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. X
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


         CALCULATION OF REGISTRATION FEE




Title of Securities Being Registered
Common stock $1.00 par value per share

Amount
To Be
Registered (1)
 200,000

Proposed Maximum
Offering Price
Per Share (2)
$26.6875

Proposed Maximum
Aggregate Offering
Price
$5,337,500

Amount of
Registration
Fee (3)
$1,483.83


(1) Represents maximum number of shares authorized to be sold under the Registrant's Automatic Dividend Reinvestment Plan. Includes, for each share of common stock, one attached share purchase right, pursuant to the Registrant's Shareholder Protection Rights Plan dated April 30, 1997.

(2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(c) under the Securities Act of 1933, and is based upon the average of the bid and asked price as reported on the Nasdaq National Market System on June 24, 1999.

(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: 0.0278% of $5,337,500, the Proposed Maximum Aggregate Offering Price of the shares registered hereby.




    Arrow Financial Corporation

    Automatic Dividend Reinvestment Plan



     This Prospectus describes the Arrow Financial Corporation
Automatic Dividend Reinvestment Plan. The Plan offers shareholders a convenient and economical way to acquire additional Common
Stock of Arrow Financial Corporation without paying any brokerage commissions or service charges.

     For shareholders who participate, all cash dividends paid on their shares of Arrow Common Stock are automatically invested for them in additional shares of Arrow Common Stock. Participants also may make optional cash contributions to the Plan to purchase additional Arrow shares.

     Participation in the Plan is entirely voluntary. You may join at any time and terminate whenever you wish.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or has determined if this Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

     Plan accounts are not savings accounts, deposit accounts or obligations of a bank. Thus, Plan accounts are not insured by the FDIC, SIPC or any other government agency, and may lose value.
There is no bank guarantee of your Plan account or the securities in your account.


                 Prospectus
               June 28, 1999



              TABLE OF CONTENTS



Information about Arrow Financial Corporation     1

Benefits of the Plan to Shareholders              2

Administrator                                     2

Inquiries                                         2

Enrolling in the Plan                             3

Investment Options                                3

How the Plan Purchases Shares; Pricing of Shares  4

Shares Held in Plan Accounts                      6

Sale, Withdrawal or Transfer
  of Shares in Your Plan Account                  7

No Commissions                                    8

Terminating Your Account                          8

Responsibilities of Arrow                         9

U.S. Federal Income Tax Information               9

Available Information                            10

Information about Arrow Financial Corporation

     Arrow Financial Corporation is a bank holding company. Our business is primarily owning, supervising and controlling our banking subsidiaries. We own two nationally chartered banks in New York - Glens Falls National Bank and Trust Company, headquartered in
Glens Falls, and Saratoga National Bank and Trust Company, located in Saratoga Springs.

      Our banks serve their home towns and the communities in Northeastern New York State through a network of 24 banking offices. We also offer electronic banking services, including automated teller machines and point-of-sale terminals. Our banks are full service commercial banks. They provide a broad range of financial products, including trust services, demand and time deposit accounts and mortgage, consumer and commercial loans.

     Arrow Financial Corporation is a publicly traded company.
Therefore, a great deal of information regarding our company is available. The following are some of the documents available to help you learn about our company:

          Our Annual Review for Shareholders
          Our Proxy Statement
          Our Quarterly and Annual Filings with the SEC (Forms
              10-Q and 10-K)

You may receive copies of these reports and other documents incorporated by reference in this Prospectus at no charge by contacting:

          Investor Relations
          Arrow Financial Corporation
          250 Glen Street
          Glens Falls, NY 12801

     We also invite you to visit our web site at www.arrowfinancial.com

     The shares of Common Stock of Arrow Financial Corporation are traded on the NASDAQ National Market System. Our ticker symbol is AROW.

Benefits of the Plan to Shareholders

1. No Service Charges or Sales Commissions - Arrow pays all administrative and service charges associated with the Plan as well as all brokerage commissions on your purchases and sales of shares through the Plan.

2. Full Investment of Funds - The Plan permits fractional as well as full shares to be credited to your account.

3. Added Income - Fractional shares, like full shares, earn dividends.

4. Simplified Record Keeping - All paper work is done for you, and you receive a detailed quarterly statement.

Administrator

     Arrow or one of its subsidiary banks will administer the Plan and act as agent for shareholders who participate, subject to the limitations imposed by law. Arrow has designated American Stock Transfer and Trust Company to serve as the Plan's Purchasing Agent. The Purchasing Agent oversees purchases and sales of Arrow stock for the Plan and maintains Plan accounts for participants.

Inquiries

     For general information about the Plan and how it works contact:

          Arrow Financial Corporation - Investor Relations:  1-
518-745-1000, Ext. 307

     For information concerning your own Plan account contact:

          American Stock Transfer and Trust Company: 1-800-
278-4353; or   1-718-921-8283

     Written correspondence concerning general provisions of the Plan (including whether you are eligible to participate) should be directed to Arrow at the following address:

          Arrow Financial Corporation
          Automatic Dividend Reinvestment Plan
          250 Glen Street
          Glens Falls, New York 12801

     Written correspondence concerning your individual Plan account (including questions on how you can make optional cash contributions) should be directed to:

          American Stock Transfer and Trust Company
          Dividend Reinvestment Department
          40 Wall Street, 46th Floor
          New York, New York 10005


Enrolling in the Plan

     Both existing shareholders of Arrow and persons who are not existing shareholders of Arrow are eligible to participate in the Plan.

     Existing shareholders may join as follows:

          If you already own shares of Arrow Common Stock and the shares are registered in your name, you may join the Plan at any time by completing an Enrollment Card and mailing it to the address on the card. You do not need to send your stock certificates to the Plan or Plan Administrator in order to enroll.

          If you own shares of Arrow Common Stock but the shares are not registered in your name (for example, if your shares are held in a brokerage or trust account and are registered in the broker's or trustee's name), you should contact whoever holds the shares for you and direct that person to re-register some or all of your Arrow shares in your name. You then can join the Plan by returning a completed Enrollment Card to the address on the card.

     Persons who are not existing shareholders of Arrow may join as follows:

          You may make your initial purchase of Arrow stock and simultaneously enroll in the Plan through a cash contribution of $300 or more to the Plan. You should send your cash contribution (payable by check or money order) and a completed Enrollment Card to the address on the card.

     When you enroll, your participation will automatically include all shares of Arrow Common Stock registered in your name at that time.

Investment Options

     Dividend Reinvestment: Once you enroll in the Plan, all cash dividends paid on your Arrow shares (including the shares previously acquired and held for you in your Plan account) will be invested in additional shares of Arrow Common Stock.

     Historically, Arrow's cash dividend payment dates have been on or around the 15th day of March, June, September, and December of each year (assuming dividends are being paid). The record dates for dividends are approximately 15 days prior to the payment dates. If you have questions about a record date or a payment date for a dividend, please call Arrow's Investor Relations at 1-518-745-1000, Ext. 307.

       If you are contemplating enrolling in the Plan prior to an anticipated cash dividend for Arrow stock, your Enrollment Card must be received prior to the record date for that dividend.

     Optional Cash Contributions: If you are enrolled in the Plan, you also may make optional cash contributions to the Plan at your discretion. Your cash contributions will be invested in additional shares of Arrow Common Stock and held in your Plan account. Your cash contributions may be up to $10,000 per calendar quarter, with a minimum contribution for any month of $100.

     Optional cash contributions from participants will be invested on a monthly basis, generally on or shortly after the first day of each month. In order for your contribution to be invested on or about the first day of a particular month, it must be received by American Stock Transfer and Trust Company by the last business day of the preceding month. Please time your mailings of optional cash contributions accordingly.

     Your optional cash contributions may be invested either by check or money order or by automatic withdrawal from a bank account:

     1. By check or money order: Your check for any optional cash contribution should be made payable to American Stock Transfer and Trust Company. Please do not send cash. You may not sell or withdraw shares purchased by check for a period of fifteen (15) days from the receipt of the check. This limitation on withdrawal or sale may be waived in individual cases by Arrow in its sole discretion.

     2. By automatic withdrawal from a bank account: If you wish to make regular monthly purchases, you can do so by authorizing an automatic monthly withdrawal from your bank account. This feature enables you to make ongoing investments without writing a check. Funds will be deducted from your bank account on the second to last business day of each month. Please allow 4 to 6 weeks for the first automatic monthly withdrawal to be initiated. You must notify American Stock Transfer and Trust Company to change or terminate the automatic withdrawal

     For further information on how to establish an automatic monthly withdrawal from your bank account, contact American Stock
Transfer and Trust Company.


How the Plan Purchases Shares; Pricing of Shares

     All shares of Arrow Common Stock acquired under the Plan are purchased by the Plan's Purchasing Agent, American Stock
Transfer and Trust Company. Shares may be purchased on the open market or directly from Arrow, as determined from time to time by the Administrator of the Plan (Arrow).

Shares Purchased on the Open Market

     When the Purchasing Agent acquires shares for the Plan in the open market, it has sole authority to determine the exact timing of the purchases and in selecting the broker/dealer making the purchases. Neither Arrow nor any participant in the Plan has the ability to control or influence the timing of purchases or the selection of broker/dealers.

     Generally, purchases on the market begin on or immediately after the investment date. For reinvested dividends, this is the dividend payment date; for optional cash contributions or initial investments in the Plan by new shareholders, this is the 1st day of each month.

     When the Purchasing Agent commences market purchases on an investment date, it aggregates all reinvested dividends for that date or all cash payments received by it on or before that date. The Purchasing Agent may extend its market purchases over a period of time after the investment date not to exceed 30 days, if and as permitted by law. Therefore, you will not be able to time with precision any market purchases of shares for your account and will bear the market risk associated with short-term fluctuations in the price of Arrow stock.
The stock price may go up or down before the Purchasing Agent completes its purchases of stock with your funds and the commingled funds of other participants after an investment date. In addition, you will not earn interest on any funds sent by you to the Purchasing
Agent prior to the time those funds are invested in shares.

     When the Purchasing Agent buys shares on the open market after an investment date, all participants whose reinvested dividends or whose contributed funds were commingled on that investment date shall be deemed to have paid the same price per share for their new shares of Arrow stock. The price per share shall be the average price for all shares acquired by the Purchasing Agent on the open market with those commingled funds.

     Arrow is not responsible for the price paid for shares acquired on the open market for participants' accounts.

Shares Purchased From Arrow

     If the Purchasing Agent acquires shares for the Plan directly from Arrow, all purchases will take place on the investment date. For reinvested dividends, this is the dividend payment date. For optional cash contributions, the investment date is the 1st day of each month. The price per share for all shares acquired from Arrow on that date will be the average closing price of Arrow stock for the three (3) trading days immediately preceding the investment date, rounded to four (4) decimal places.

     Shares acquired by the Plan directly from Arrow may be authorized but unissued shares or treasury shares. Arrow intends to use any proceeds derived from sales of shares to the Plan for general corporate purposes.

Stock Dividends

     Arrow may declare and pay stock dividends from time to time.
If you are participating in the Plan, stock dividends paid on your Arrow shares, including shares held in your Plan account, will be credited directly to your Plan account.
Possible Suspensions of Purchases

     On occasion, purchases of Arrow shares for the Plan may be temporarily suspended for legal reasons. Neither Arrow nor the Purchasing Agent shall be held accountable for any such suspension.


Shares Held in Plan Accounts

In Whose Name Are Shares Registered?

     The Purchasing Agent normally will register in its own name, or in the name of its nominee, all shares of Arrow Common Stock purchased for and held in your Plan account. Thus, you will not normally receive stock certificates for the shares acquired for your Plan account.

     If you submit a written request, however, American Stock
Transfer and Trust Company will send you a stock certificate for some or all of the shares in your account, registered in your name. In such cases, the shares will still participate in the Plan, unless you simultaneously terminate your participation. No certificates for fractional shares will be issued.

Voting

     You will control the voting of all Arrow shares held in your Plan account. The shares will be voted by the Plan Administrator or its nominee in accordance with your instructions. When Arrow distributes proxy materials to its shareholders, the Plan Administrator will forward a set of the materials to you, including a form of proxy reflecting the number of shares you own through the Plan. You may return the proxy directly to us and your Plan shares will be voted as you instruct.

Other Shareholder Rights

     You will not lose any rights you have as an Arrow shareholder by participating in the Plan. If shareholders are given choices in exercising their rights, the Plan Administrator or Purchasing Agent will act in accordance with your instructions in enabling you to exercise your rights for all shares in your Plan account as you choose. In the event that the stock purchase rights currently attached to all shares of Arrow Common Stock are redeemed, the amounts paid for shares held in your Plan account will be invested in additional shares of Arrow stock, unless you direct otherwise.

Account Statements

     After each investment is made on your behalf under the Plan, you will receive an account statement from American Stock Transfer and Trust Company. The statement will disclose the total amount invested, price per share and number of shares purchased in the most recent transaction, as well as other account information.

Sale, Withdrawal or Transfer of Shares in Your Plan Account

Sales

     You can sell Arrow shares held in your Plan account by notifying American Stock Transfer and Trust Company. They will effect the sale of your shares on the open market as soon as practicable after receiving your instruction. American Stock Transfer and Trust Company will have sole authority over the precise timing of the sale and selection of the broker/dealer executing the sale. Therefore, you will not be able to time with precision sales of shares from your account and will bear the market risk associated with any short-term fluctuation in the price of Arrow stock.

     Sales of shares for Plan participants occurring in any one trading day may be aggregated by American Stock Transfer and Trust Company, and the sale price for each selling participant that day will be the weighted average price of all shares sold that day. You will receive the proceeds of the sale less any required tax withholdings directly from American Stock Transfer and Trust Company.

     Of course, if you wish to sell some or all of your Plan shares through a stockbroker of your choice, you may withdraw the shares from the Plan and proceed with your sale.

Withdrawals

     You may withdraw shares from your account by sending a request for withdrawal to American Stock Transfer and Trust
Company, specifying the number of shares you wish to withdraw.
Withdrawn shares will not continue to participate in the Plan, whereas remaining shares in your account will continue to participate. A request for withdrawal of all Plan shares will be treated as a notice of termination of account. Withdrawals may be subject to procedures adopted by the Plan Administrator.

Gifts

     You may also use the Plan to make gifts of shares to anyone you choose, whether or not the intended recipient (donee) is a current participant in the Plan or wishes to become a participant.

     1. If your donee already participates in the Plan, you may either transfer shares directly from your account to the donee's account or make an optional cash contribution to the donee's account.

     2. If your donee does not currently participate in the Plan but wishes to open an account, you may either transfer shares directly from your account into a new account established for the donee or make an initial cash contribution.

     3. If your donee is not a participant and does not wish to become one, you may transfer any number of shares out of your Plan account to the donee.




     If you wish to transfer shares from your account to a Plan account of your donee, or to your donee directly, you must transfer a whole number of shares unless you transfer your entire Plan account.

     In order to transfer the ownership of all or a part of the whole shares of Arrow stock held in your Plan account, you must mail to American Stock Transfer and Trust Company a transfer request form along with a properly signed stock power. The stock power form can be obtained from American Stock Transfer and Trust Company, a bank, or a stock broker. You must have your signature guaranteed by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program insures that the individual signing the certificate is, in fact, the registered owner as it appears on the stock certificate or stock power.

     American Stock Transfer and Trust Company will send the recipients of gifts a notice of such transfer.

     If your request to transfer shares out of your account is received during the 3 business days prior to a dividend record date, the processing of your request may be held until your account is credited with reinvested dividends. This holding period could be as long as 4 weeks.


No Commissions

     Shareholders who participate in the Plan pay no brokerage commissions or fees for any purchases or sales of stock for their Plan accounts. There are no fees for any distributions of shares or stock certificates to participants. All expenses of the Plan are borne by Arrow.


Terminating Your Account

     You may terminate your participation in the Plan at any time by sending a written notice to American Stock Transfer and Trust Company. Termination will be effective upon their receipt of your notice. Arrow, as Plan Administrator, also may terminate your account at any time by written notice mailed to you. All cash dividends with a record date after your termination date will be sent directly to you.

What Happens to Your Shares

     Upon termination, certificates for full Arrow shares will be issued in your name. If you choose, however, the shares will be sold by American Stock Transfer and Trust Company and the proceeds sent to you. Sales may be aggregated with other sales occurring that day for other Plan participants, with all participants to receive the same weighted average price for all shares sold that day. Fractional shares will be automatically converted to cash based on the current market price of Arrow stock, and the proceeds remitted to you.

     You also may elect upon termination to leave your shares in your Plan account indefinitely; if so, subsequent cash dividends will be sent directly to you and subsequent stock dividends on shares in your Plan account will be credited to your account.
What If You Sell All Your Arrow Shares That Are Not in Your
Account

     If you are a Plan participant but dispose of all Arrow shares registered in your name, Arrow may, at its option, terminate your account and distribute to you all shares then held in your account. Otherwise, your account will continue and dividends subsequently paid on the shares in your account will be reinvested in additional shares.


Responsibilities of Arrow

     Arrow, as Plan Administrator, is not liable for any act or failure to act on its part, if the act or failure to act was not knowingly wrongful. Arrow also is not liable (1) for failing to terminate a participant's account when the participant dies if Arrow doesn't know of the death, (2) for the price at which shares are purchased or sold for a participant's account, or (3) for the timing of purchases or sales for a participant's account.

     Arrow cannot guarantee you a profit or protect you against a loss on the shares you purchase under the Plan.

     Although the Plan contemplates the continuation of quarterly dividend payments, the payment of dividends is at the discretion of Arrow's Board of Directors. In deciding upon dividends, the Board considers current and expected future earnings, the financial condition of Arrow and other factors. If cash dividends are suspended for any period of time, the Plan also will be suspended and optional cash contributions will not be accepted or invested.

     Arrow reserves the right to suspend, change or terminate the Plan at any time. Arrow also reserves the right to suspend or terminate Plan participation by any shareholder at any time. In either case, Arrow will notify you in writing. Your pre-existing Plan account will not be negatively affected by such action.


U.S. Federal Income Tax Information

     The following is a summary of the general U.S. Federal income tax consequences for individuals participating in the Plan.
This summary is not a comprehensive summary of all the U.S. Federal income tax considerations that may be relevant to a participant in the Plan. This summary is based on the laws in effect at the time of the preparation of this document. Such laws may be changed before the taxable events described actually occur. Therefore, you are urged to consult your tax advisor regarding the consequences of participation in the Plan. No information is provided with respect to state, local or foreign tax consequences of participation in the Plan.

Reinvested Dividends

     Cash dividends reinvested under the Plan will be taxable as having been received by you even though you have not actually received them in cash. Cash dividends are generally considered ordinary income and not eligible to be treated as capital gains. You will receive an annual statement from American Stock Transfer and Trust Company indicating the amount of reinvested dividends reported to the IRS as dividend income.

Plan Costs and Fees

     Brokerage commissions, if any, incurred by Arrow on behalf of you and other Plan participants will be reported as additional taxable income to you and other participants on a pro rata basis. By contrast, you and other participants should not be treated as receiving additional taxable income as a result of other fees or costs paid by Arrow as Administrator of the Plan, including fees paid to American Stock Transfer and Trust Company. There is no assurance, however, that the IRS will concur with this position. Arrow does not currently intend to seek formal advice from the IRS on this issue.

Contribution or Withdrawal of Shares

     You will not realize gain or loss for U.S. Federal income tax purposes upon the transfer of shares into the Plan or the withdrawal of shares from the Plan.

Sale of Plan Shares; Tax Basis, Holding Period

     Generally, you will realize gain or loss upon the sale of your shares (including the receipt of cash for fractional shares) held in the Plan. Your tax basis in any shares purchased under the Plan will be equal to the amount you paid for such shares plus the amount of income (if any) recognized on account of any trading fees paid by Arrow on your behalf. The holding period for determining whether you have long-term or short-term capital gain or loss upon a subsequent sale of shares purchased under the Plan commences on the date the shares are purchased by you.

Backup Withholding

     Plan participants who are subject to the backup withholding requirements of the Internal Revenue Code will generally have deducted and withheld from any dividends an amount equal to 31% of such payments. Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are also subject to a withholding tax on dividends paid on shares held for such person in the Plan. The withholding rate for such a foreign person generally is equal to 30% of the dividends paid unless reduced by treaty between the U.S. and the country in which such participant resides. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for the investment in additional Arrow common stock.


Available Information

Arrow Filings

     Arrow files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information Arrow files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois.
Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Arrow's SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at "http://www.sec.gov."

Incorporated Documents

     Arrow is permitted to "incorporate by reference" into this Prospectus the information Arrow files with the SEC. This means that Arrow can disclose important information to you by referring you to those other documents, both documents filed in the past and documents to be filed in the future. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated comprise the incorporated documents:

          (a)  Arrow's latest annual report on Form 10-K;

          (b)  All other reports filed by Arrow pursuant to
Section 13 or 15(d) of the    Exchange Act since the end of the
                              fiscal year covered by the annual
                              report referred to in (a) above (e.g.,
                              Forms 10-Q and 8-K); and

          (c)  The description of Arrow's common stock
which is contained in the     registration statement filed by Arrow
                              under Section 12 of the Exchange Act,
                              including any amendment or report
                              filed for the purpose of updating such
                              description.

     At your request, Arrow will send you at no charge a copy of any or all of these incorporated documents (other than certain exhibits). Written requests should be directed to Investor Relations, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801. Telephone requests for copies may be directed to: (518) 745-1000, Ext. 307, Investor Relations.

Legal Matters

     Certain legal matters relating to the Plan and this Prospectus have been reviewed for Arrow by Stinson, Mag & Fizzell, a professional corporation.

Independent Accountants

     The financial statements of Arrow that are incorporated by reference into this Prospectus from Arrow's Form 10-K have been audited by KPMG LLP, independent certified public accountants, as indicated in their report relating to such financial statements. These financial statements are included in this Prospectus in reliance upon the authority of said firm as experts in accounting and auditing.


     In deciding whether you will participate in the Plan and purchase Arrow stock through the Plan, you should rely only on this Prospectus, any Prospectus supplement, and the incorporated Arrow documents. Arrow has not authorized anyone to provide you with different or additional information.


                   PART II
    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

          Registration Fee            $  1,483.83
          Printing Expenses           $  3,500.00
          Accountants' Fees           $  3,000.00
          Legal Fees and Expenses     $ 20,000.00
          Miscellaneous Expenses      $    500.00
                                       __________
          Total                       $ 28,483.83

Item 15.  Indemnification of Directors and Officers.

     Sections 721-725 of the New York Business Corporation Law generally provide for or permit a corporation to indemnify the directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the reasonable belief that the particular action was in, or not opposed to, the best interests of the corporation.

     The Registrant's Certificate of Incorporation provides that directors and officers of the Registrant shall be indemnified, to the fullest extent permitted by the Business Corporation Law, against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by them in connection with actions to which they are, or are threatened to be made, parties. If a director or officer is not successful in the defense of an action, he is entitled to indemnification, under the Registrant's Certificate of Incorporation and the relevant provisions of law, if ordered by a court or if the Board of Directors, acting upon the written opinion of independent legal counsel, determines that the director or officer acted in good faith for a purpose which he reasonably believed to be in the best interests of the Registrant, and, in criminal actions, had no reasonable cause to believe his conduct was unlawful. In connection with actions by or in the right of the Registrant (derivative suits) as to which the director or officer is not successful, indemnification is permitted for expenses and amounts paid in settlement only if and to the extent that a court of competent jurisdiction deems proper, and indemnification for adverse judgments is not permitted.

     Under the Registrant's Certificate of Incorporation and applicable provisions of law, the Board of Directors or the Registrant may advance expenses to a director or officer before final disposition of an action or proceeding upon receipt of an undertaking by the director or officer to repay the amount advanced if he is ultimately found not to be entitled to indemnification with respect thereto.

     The Registrant's Certificate of Incorporation also provides that to the fullest extent permitted by law, subject only to the express prohibitions on limitation of liability set forth in Section 402(b) of the Business Corporation Law, a director of the Registrant shall not be liable to the Registrant or its shareholders for monetary damages for any breach of duty as a director.

     Pursuant to policies of directors' and officers' liability insurance with total annual limits of $7.5 million the directors and officers of the Registrant and its subsidiary banks are insured, subject to the limits, exceptions and other terms and conditions of such policy, against liability for claims made against them for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty while acting in their individual or collective capacities as directors or officers of such entities.

Item 16.  Exhibits.

     An Exhibit Index, containing a list of all exhibits filed with this Registration Statement is included on page E-1.

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any
               prospectus required by
               Section 10(a)(3) of the
               Securities Act of 1933;

          (ii)      To reflect in the
                    prospectus any facts or
                    events arising after the
                    effective date of this
                    registration statement
                    (or the most recent
                    post-effective
                    amendment hereof)
                    which, individually or
                    in the aggregate,
                    represent a
                    fundamental change in
                    the information set
                    forth in this
                    registration statement.
                    Notwithstanding the
                    foregoing, any increase
                    or decrease in the
                    volume of securities
                    offered (if the total
                    dollar value of
                    securities offered
                    would not exceed that
                    which was registered)
                    and any deviation from
                    the low or high end of
                    the estimated
                    maximum offering
                    range may be reflected
                    in the form of
                    prospectus filed with
                    the Commission
                    pursuant to Rule
                    424(b) if, in the
                    aggregate, the changes
                    in volume and price
                    represent no more than
                    a 20 percent change in
                    the maximum
                    aggregate offering
                    price set forth in the
                    "Calculation of
                    Registration Fee" table
                    in the effective
                    registration statement;

          (iii)     To include any material
                    information with
                    respect to the plan of
                    distribution not
                    previously disclosed in
                    this registration
                    statement or any
                    material change to
                    such information in this
                    registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Arrow Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glens Falls, State of New York, on the 21st day of June, 1999.

                              ARROW FINANCIAL
                              CORPORATION



    By:             /s/ Thomas L. Hoy
    Name:               Thomas L. Hoy
    Title:              President & Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                 Title                 Date



/s/ Thomas L. Hoy      President, Chief Executive  June 21, 1999
Thomas L. Hoy          Officer and Director
                       (Principal Executive Officer)



/s/ John J. Murphy     Executive Vice President,   June 21, 1999
John J. Murphy         Treasurer & Chief Financial
                        Officer
                       (Principal Financial Officer
                       and Principal Accounting
                       Officer)


/s/ John J. Carusone, Jr.          Director     June 21, 1999
John J. Carusone, Jr.



/s/ Michael B. Clarke              Director     June 21, 1999
Michael B. Clarke



/s/ Kenneth C. Hopper, M.D.        Director     June 21, 1999
Kenneth C. Hopper, M.D.



/s/ Dr. Edward F. Huntington       Director     June 21, 1999
Dr. Edward  F. Huntington



/s/ David G. Kruczlnicki           Director     June 21, 1999
David G. Kruczlnicki



/s/ Michael F. Massiano            Director     June 21, 1999
Michael F. Massiano



/s/ David L. Moynehan              Director     June 21, 1999
David L. Moynehan



/s/ Doris E. Ornstein              Director     June 21, 1999
Doris E. Ornstein

                EXHIBIT INDEX


Exhibit
Number              Description

4.1  Shareholder Protection Rights Agreement dated as of May,
     1997, between Arrow Financial  Corporation and Glens Falls
     National Bank and Trust Company, as Rights Agent, previously filed as Exhibit 4 to the Registrant's Registration Statement on Form 8-A, dated May 16, 1997, and incorporated herein by reference.

5.1 Opinion of Stinson, Mag & Fizzell regarding the legality of the securities being registered.

23.1 Consent of KPMG LLP, Certified Public Accountants.

23.2 Consent of Stinson, Mag & Fizzell (included in Exhibit 5.1).